Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 3:                       JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported: January 1, 2022

Issuer Name and Ticker Symbol:   TerrAscend Corp. (TRSSF)

Names:	JW Asset Management, LLC, JW Partners, LP, JW Opportunities Master Fund, Ltd, JW GP, LLC and Jason G. Wild.

Address:	JW Asset Management, LLC 14 North Lake Rd. Armonk, NY 10504

Signatures:

The undersigned, JW Partners, LP, JW Opportunities Master Fund, Ltd, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 3 with JW Asset Management, LLC with respect to the beneficial ownership of securities of TerrAscend Corporation

Jw ASSET mANAGEMENT, LLC

By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JW PartNERS, LP

By: JW GP, LLC, its General Partner

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JW opportunities MASTER fund, ltd

By: JW GP, LLC, its Manager

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JW GP, LLC

By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JASON G. WILD

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact